Exhibit 99.1

Charles River Laboratories Announces Third-Quarter 2023 Results

– Third-Quarter Revenue of $1.03 Billion –

– Third-Quarter GAAP Earnings per Share of $1.69 and Non-GAAP Earnings per Share of $2.72 –

– Updates 2023 Guidance –

WILMINGTON, Mass.--(BUSINESS WIRE)--November 8, 2023--Charles River Laboratories International, Inc. (NYSE: CRL) today reported its results for the third quarter of 2023. For the quarter, revenue was $1.03 billion, an increase of 3.8% from $989.2 million in the third quarter of 2022.

Acquisitions contributed 0.2% to consolidated third-quarter revenue growth. The impact of foreign currency translation benefited reported revenue growth by 1.4%. The divestiture of the Avian Vaccine business in December 2022 reduced reported revenue growth by 1.9%. Excluding the effect of these items, organic revenue growth of 4.1% was driven primarily by the Discovery and Safety Assessment (DSA) and the Research Models and Services (RMS) business segments.

On a GAAP basis, third-quarter net income attributable to common shareholders was $87.4 million, a decrease of 9.4% from $96.5 million for the same period in 2022. Third-quarter diluted earnings per share on a GAAP basis were $1.69, a decrease of 10.1% from $1.88 for the third quarter of 2022. The lower GAAP net income and earnings per share were driven primarily by site consolidation and associated costs, as well as non-operating items, including a loss on certain venture capital and other strategic investments, increased interest expense, and a higher tax rate. GAAP earnings per share included a loss from the Company’s certain venture capital and other strategic investments of $0.11 per share in the third quarter of 2023, compared to a gain of $0.04 per share for the same period in 2022. Certain venture capital and other strategic investment performance has been excluded from the Company’s non-GAAP results.

On a non-GAAP basis, net income was $140.5 million for the third quarter of 2023, an increase of 4.2% from $134.7 million for the same period in 2022. Third-quarter diluted earnings per share on a non-GAAP basis were $2.72, an increase of 3.4% from $2.63 per share for the third quarter of 2022. The non-GAAP net income and earnings per share increases were driven primarily by higher revenue and operating income, partially offset by increased interest expense and a higher tax rate.

James C. Foster, Chairman, President and Chief Executive Officer, said, “We were pleased that our third-quarter financial results exceeded our expectations, and that some early signs of more favorable demand trends began to emerge, such as a sequential improvement in the Safety Assessment cancellation rate. However, we also experienced continued pressure from current client spending patterns, which began to have a discernable impact on the RMS segment and our Microbial Solutions business in the third quarter.”

“We believe our business model is resilient, and will benefit from our efforts to ensure that our cost structure remains aligned with the current pace of demand. We remain guided by the imperatives that differentiate us: Strengthening our unique portfolio, enhancing our scientific expertise, providing outstanding client service, and driving greater operating efficiencies. In this market environment, we will focus on market share and our unique role in the drug discovery and non-clinical development process to further distinguish ourselves. We believe this will increasingly enable clients to choose to partner with Charles River to derive additional value through our flexible and efficient outsourcing solutions,” Mr. Foster concluded.

Third-Quarter Segment Results

Research Models and Services (RMS)

Revenue for the RMS segment was $186.8 million in the third quarter of 2023, an increase of 3.7% from $180.1 million in the third quarter of 2022. The impact of foreign currency translation benefited revenue by 0.5% in the quarter. Organic revenue growth of 3.2% was primarily driven by research model services, particularly the Insourcing Solutions (IS) business. Revenue growth for small research models in all geographic regions also contributed, principally driven by increased pricing. This was partially offset by lower revenue growth in the Cell Solutions business and the timing of large research model shipments within China.

In the third quarter of 2023, the RMS segment’s GAAP operating margin decreased to 15.2% from 19.9% in the third quarter of 2022, and on a non-GAAP basis, the operating margin decreased to 18.9% from 23.5%. The GAAP and non-GAAP operating margin decreases were driven primarily by the revenue mix and reduced operating leverage from lower revenue growth, as well as the timing of large model shipments within China.

Discovery and Safety Assessment (DSA)

Revenue for the DSA segment was $664.0 million in the third quarter of 2023, an increase of 7.2% from $619.5 million in the third quarter of 2022. The impact of foreign currency translation benefited revenue by 1.5%, and the SAMDI Tech acquisition contributed 0.4% to reported DSA revenue growth in the quarter. Organic revenue growth of 5.3% was driven by the Safety Assessment business, primarily as a result of higher pricing and increased study volume.

In the third quarter of 2023, the DSA segment’s GAAP operating margin decreased to 22.1% from 22.9% in the third quarter of 2022. The decrease in the GAAP operating margin was primarily attributable to site consolidation, impairment, and associated costs related to the closure of a small Discovery Services site in California. On a non-GAAP basis, the operating margin increased to 27.2% from 26.2% in the third quarter of 2022. The non-GAAP operating margin improvement was primarily driven by operating leverage from higher revenue in the Safety Assessment business.

Manufacturing Solutions (Manufacturing)

Revenue for the Manufacturing segment was $175.7 million in the third quarter of 2023, a decrease of 7.3% from $189.6 million in the third quarter of 2022. The impact of the Avian Vaccine divestiture reduced revenue by 9.9%. The impact of foreign currency translation benefited revenue by 1.7% in the quarter. Organic revenue growth of 0.9% reflected higher revenue in the CDMO business, which was almost entirely offset by lower revenue in the Biologics Testing Solutions and Microbial Solutions businesses.

In the third quarter of 2023, the Manufacturing segment’s GAAP operating margin decreased to 15.0% from 16.6% in the third quarter of 2022, and on a non-GAAP basis, the operating margin decreased to 24.5% from 28.6% in the third quarter of 2022. The GAAP and non-GAAP operating margin declines were driven by each of the Manufacturing segment’s businesses.

Updates 2023 Guidance

The Company is updating its 2023 financial guidance, which was previously provided on August 9, 2023. As it moves into the fourth quarter, the Company is narrowing its revenue growth and non-GAAP earnings per share ranges. The updates principally reflect a shift in the gating of the financial results in the second half of the year, as demonstrated by the third-quarter financial performance that exceeded the Company’s prior expectations.

The Company’s 2023 guidance for revenue growth and earnings per share is as follows:

2023 GUIDANCE	CURRENT	PRIOR
Revenue growth, reported	2.5% – 3.5%	2.5% – 4.5%
Impact of divestitures/(acquisitions), net	~1.5%	~1.5%
Impact of 53rd week in 2022	~1.5%	~1.5%
Unfavorable/(favorable) impact of foreign exchange	0.0% - (0.5)%	0.0% - (0.5)%
Revenue growth, organic (1)	5.5% – 6.5%	5.5% – 7.5%
GAAP EPS estimate	$7.30 – $7.50	$7.60 – $8.20
Acquisition-related amortization	$2.00 – $2.05	~$2.00
Acquisition and integration-related adjustments (2)	~$0.25	$0.20 – $0.25
Costs associated with restructuring actions (3)	$0.30 – $0.35	~$0.10
Certain venture capital and other strategic investment losses/(gains), net (4)	$0.18	$0.06
Other items (5)	~$0.40	~$0.30
Non-GAAP EPS estimate	$10.50 – $10.70	$10.30 – $10.90

Footnotes to Guidance Table:
(1) Organic revenue growth is defined as reported revenue growth adjusted for completed acquisitions and divestitures, the 53rd week in 2022, and foreign currency translation.

(2) These adjustments are related to the evaluation and integration of acquisitions and divestitures, and primarily include transaction, advisory, certain third-party integration costs, and certain costs associated with acquisition-related efficiency initiatives.

(3) These adjustments primarily include site consolidation, severance, impairment, and other costs related to the Company’s restructuring actions.

(4) Certain venture capital and other strategic investment performance only includes recognized gains or losses on certain investments. The Company does not forecast the future performance of these investments.

(5) These items primarily relate to charges associated with U.S. and international tax legislation that necessitated changes to the Company’s international financing structure; and certain third-party legal costs related to (a) environmental litigation related to the Microbial Solutions business and (b) investigations by the U.S. government into the NHP supply chain related to our Safety Assessment business.

Webcast

Charles River has scheduled a live webcast on Wednesday, November 8th, at 8:30 a.m. ET to discuss matters relating to this press release. To participate, please go to ir.criver.com and select the webcast link. You can also find the associated slide presentation and reconciliations of GAAP financial measures to non-GAAP financial measures on the website.

Non-GAAP Reconciliations

The Company reports non-GAAP results in this press release, which exclude often-one-time charges and other items that are outside of normal operations. A reconciliation of GAAP to non-GAAP results is provided in the schedules at the end of this press release.

Use of Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, such as non-GAAP earnings per diluted share, non-GAAP operating income, non-GAAP operating margin, and non-GAAP net income. Non-GAAP financial measures exclude, but are not limited to, the amortization of intangible assets, and other charges and adjustments related to our acquisitions and divestitures, including the gain on our sale of our Avian Vaccine business; expenses associated with evaluating and integrating acquisitions and divestitures, including advisory fees and certain other transaction-related costs, as well as fair value adjustments associated with contingent consideration; charges, gains, and losses attributable to businesses or properties we plan to close, consolidate, or divest; severance and other costs associated with our efficiency initiatives; the write-off of deferred financing costs and fees related to debt financing; investment gains or losses associated with our venture capital and other strategic equity investments; certain legal costs in our Microbial Solutions business related to environmental litigation and in our Safety Assessment business related to U.S. government investigations into the NHP supply chain; and adjustments related to the recognition of deferred tax assets expected to be utilized as a result of changes to the our international financing structure and the revaluation of deferred tax liabilities as a result of foreign tax legislation. This press release also refers to our revenue on both a GAAP and non-GAAP basis: “organic revenue growth,” which we define as reported revenue growth adjusted for foreign currency translation, acquisitions, divestitures, and the impact of the 53rd week in 2022. We exclude these items from the non-GAAP financial measures because they are outside our normal operations. There are limitations in using non-GAAP financial measures, as they are not presented in accordance with generally accepted accounting principles, and may be different than non-GAAP financial measures used by other companies. In particular, we believe that the inclusion of supplementary non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our core operating results and future prospects without the effect of these often-one-time charges, and is consistent with how management measures and forecasts the Company's performance, especially when comparing such results to prior periods or forecasts. We believe that the financial impact of our acquisitions and divestitures (and in certain cases, the evaluation of such acquisitions and divestitures, whether or not ultimately consummated) is often large relative to our overall financial performance, which can adversely affect the comparability of our results on a period-to-period basis. In addition, certain activities and their underlying associated costs, such as business acquisitions, generally occur periodically but on an unpredictable basis. We calculate non-GAAP integration costs to include third-party integration costs incurred post-acquisition. Presenting revenue on an organic basis allows investors to measure our revenue growth exclusive of acquisitions, divestitures, the 53rd week in 2022, and foreign currency exchange fluctuations more clearly. Non-GAAP results also allow investors to compare the Company’s operations against the financial results of other companies in the industry who similarly provide non-GAAP results. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations presented in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in this press release, and can also be found on the Company’s website at ir.criver.com.

Caution Concerning Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “will,” “would,” “may,” “estimate,” “plan,” “outlook,” and “project,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements also include statements regarding Charles River’s expectations regarding the availability of Cambodia-sourced NHPs; the impact of the investigations by the U.S. Department of Justice into the Cambodia NHP supply chain, including but not limited to Charles River’s ability to cooperate fully with the U.S. government; Charles River’s ability to effectively manage any Cambodia NHP supply impact; the projected future financial performance of Charles River and our specific businesses, including our expectations with respect to the impact of NHP supply constraints; earnings per share; client demand, particularly the future demand for drug discovery and development products and services, including our expectations for future revenue trends; our expectations with respect to pricing of our products and services; our expectations with respect to future tax rates and the impact of such tax rates on our business; our expectations with respect to the impact of acquisitions and divestitures completed in 2021, 2022, and 2023 on the Company, our service offerings, client perception, strategic relationships, revenue, revenue growth rates, revenue growth drivers, and earnings; the development and performance of our services and products, including our investments in our portfolio; market and industry conditions including the outsourcing of services and identification of spending trends by our clients and funding available to them; and Charles River’s future performance as delineated in our forward-looking guidance, and particularly our expectations with respect to revenue, the impact of foreign exchange, interest rates, enhanced efficiency initiatives. Forward-looking statements are based on Charles River’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to: NHP supply constraints and the investigations by the U.S. Department of Justice, including the impact on our projected future financial performance, the timing of the resumption of Cambodia NHP imports, our ability to manage supply impact, and potential study delays in our Safety Assessment business attributable to NHP supply constraints; changes and uncertainties in the global economy and financial markets; the ability to successfully integrate businesses we acquire; the timing and magnitude of our share repurchases; negative trends in research and development spending, negative trends in the level of outsourced services, or other cost reduction actions by our clients; the ability to convert backlog to revenue; special interest groups; contaminations; industry trends; new displacement technologies; USDA and FDA regulations; changes in law; continued availability of products and supplies; loss of key personnel; interest rate and foreign currency exchange rate fluctuations; changes in tax regulation and laws; changes in generally accepted accounting principles; disruptions in the global economy caused by the ongoing conflict between the Russian federation and Ukraine; and any changes in business, political, or economic conditions due to the threat of future terrorist activity in the U.S. and other parts of the world, and related U.S. military action overseas. A further description of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in Charles River's Annual Report on Form 10-K as filed on February 22, 2023, as well as other filings we make with the Securities and Exchange Commission. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Charles River, and Charles River assumes no obligation and expressly disclaims any duty to update information contained in this press release except as required by law.

About Charles River

Charles River provides essential products and services to help pharmaceutical and biotechnology companies, government agencies and leading academic institutions around the globe accelerate their research and drug development efforts. Our dedicated employees are focused on providing clients with exactly what they need to improve and expedite the discovery, early-stage development and safe manufacture of new therapies for the patients who need them. To learn more about our unique portfolio and breadth of services, visit www.criver.com.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 1
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(in thousands, except for per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2023	September 24, 2022	September 30, 2023	September 24, 2022

Service revenue	$869,759	$812,894	$2,602,016	$2,316,206
Product revenue	156,864	176,263	513,917	560,011
Total revenue	1,026,623	989,157	3,115,933	2,876,217
Costs and expenses:
Cost of services provided (excluding amortization of intangible assets)	587,560	530,706	1,731,136	1,540,193
Cost of products sold (excluding amortization of intangible assets)	77,223	88,228	246,326	272,257
Selling, general and administrative	176,109	183,714	550,713	465,458
Amortization of intangible assets	34,229	35,533	103,419	111,144
Operating income	151,502	150,976	484,339	487,165
Other income (expense):
Interest income	1,373	122	3,605	437
Interest expense	(33,742)	(11,375)	(103,166)	(24,512)
Other expense, net	(6,260)	(16,616)	(12,200)	(85,024)
Income before income taxes	112,873	123,107	372,578	378,066
Provision for income taxes	24,852	25,495	81,160	74,564
Net income	88,021	97,612	291,418	303,502
Less: Net income attributable to noncontrolling interests	632	1,139	3,878	4,686
Net income attributable to common shareholders	$87,389	$96,473	$287,540	$298,816

Earnings per common share
Net income attributable to common shareholders:
Basic	$1.70	$1.90	$5.62	$5.88
Diluted	$1.69	$1.88	$5.58	$5.83

Weighted-average number of common shares outstanding:
Basic	51,283	50,870	51,199	50,778
Diluted	51,607	51,283	51,493	51,285

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 2
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except per share amounts)

	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$157,174	$233,912
Trade receivables and contract assets, net of allowances for credit losses of $21,187 and $11,278, respectively	799,310	752,390
Inventories	292,972	255,809
Prepaid assets	101,555	89,341
Other current assets	93,314	107,580
Total current assets	1,444,325	1,439,032
Property, plant and equipment, net	1,525,485	1,465,655
Venture capital and strategic equity investments	301,847	311,602
Operating lease right-of-use assets, net	375,322	391,762
Goodwill	2,884,602	2,849,903
Intangible assets, net	886,286	955,275
Deferred tax assets	34,264	41,262
Other assets	154,876	148,279
Total assets	$7,607,007	$7,602,770

Liabilities, Redeemable Noncontrolling Interests and Equity
Current liabilities:
Accounts payable	136,341	205,915
Accrued compensation	224,183	197,078
Deferred revenue	250,485	264,259
Accrued liabilities	198,062	219,758
Other current liabilities	184,745	204,575
Total current liabilities	993,816	1,091,585
Long-term debt, net and finance leases	2,514,217	2,707,531
Operating lease right-of-use liabilities	390,437	389,745
Deferred tax liabilities	185,310	215,582
Other long-term liabilities	172,518	174,822
Total liabilities	4,256,298	4,579,265
Redeemable noncontrolling interest	39,948	42,427
Equity:
Preferred stock, $0.01 par value; 20,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 120,000 shares authorized; 51,400 shares issued and 51,296 shares outstanding as of September 30, 2023, and 50,944 shares issued and outstanding as of December 31, 2022	514	509
Additional paid-in capital	1,877,120	1,804,940
Retained earnings	1,720,441	1,432,901
Treasury stock, at cost, 104 and zero shares, as of September 30, 2023 and December 31, 2022, respectively	(24,016)	—
Accumulated other comprehensive loss	(268,066)	(262,057)
Total equity attributable to common shareholders	3,305,993	2,976,293
Noncontrolling interests (nonredeemable)	4,768	4,785
Total equity	3,310,761	2,981,078
Total liabilities, redeemable noncontrolling interests and equity	$7,607,007	$7,602,770

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 3
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Nine Months Ended
	September 30, 2023	September 24, 2022
Cash flows relating to operating activities
Net income	$291,418	$303,502
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	233,610	226,325
Stock-based compensation	52,527	51,548
Loss on debt extinguishment and amortization of other financing costs	2,975	3,054
Deferred income taxes	(28,251)	(26,323)
Loss on venture capital and strategic equity investments, net	9,246	20,068
Long-lived asset impairment charges	26,202	—
Loss on divestitures, net	995	—
Changes in fair value of contingent consideration arrangements	1,810	(15,420)
Other, net	13,192	31,574
Changes in assets and liabilities:
Trade receivables and contract assets, net	(59,081)	(174,169)
Inventories	(44,126)	(76,283)
Accounts payable	(26,531)	5,979
Accrued compensation	28,438	(32,734)
Deferred revenue	(9,997)	53,565
Customer contract deposits	(21,534)	16,234
Other assets and liabilities, net	(7,938)	(2,037)
Net cash provided by operating activities	462,955	384,883
Cash flows relating to investing activities
Acquisition of businesses and assets, net of cash acquired	(50,166)	(283,392)
Capital expenditures	(240,205)	(235,709)
Purchases of investments and contributions to venture capital investments	(36,322)	(129,363)
Proceeds from sale of investments	3,953	3,104
Other, net	(2,044)	(6,945)
Net cash used in investing activities	(324,784)	(652,305)
Cash flows relating to financing activities
Proceeds from long-term debt and revolving credit facility	333,034	2,798,665
Proceeds from exercises of stock options	19,658	17,710
Payments on long-term debt, revolving credit facility, and finance lease obligations	(530,909)	(2,524,387)
Purchase of treasury stock	(24,016)	(38,492)
Payments of contingent consideration	(2,711)	(10,356)
Purchases of additional equity interests, net	—	(30,533)
Other, net	(4,145)	(6,048)
Net cash provided by (used in) financing activities	(209,089)	206,559
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(4,680)	10,726
Net change in cash, cash equivalents, and restricted cash	(75,598)	(50,137)
Cash, cash equivalents, and restricted cash, beginning of period	241,214	246,314
Cash, cash equivalents, and restricted cash, end of period	$165,616	$196,177

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 4
RECONCILIATION OF GAAP TO NON-GAAP
SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED)(1)
(in thousands, except percentages)

	Three Months Ended		Nine Months Ended
	September 30, 2023	September 24, 2022	September 30, 2023	September 24, 2022
Research Models and Services
Revenue	$186,848	$180,114	$596,562	$543,066
Operating income	28,326	35,891	117,653	123,299
Operating income as a % of revenue	15.2%	19.9%	19.7%	22.7%
Add back:
Amortization related to acquisitions	5,398	5,467	16,383	14,777
Severance	965	(110)	965	1,017
Acquisition related adjustments (2)	604	1,126	2,431	2,480
Total non-GAAP adjustments to operating income	$6,967	$6,483	$19,779	$18,274
Operating income, excluding non-GAAP adjustments	$35,293	$42,374	$137,432	$141,573
Non-GAAP operating income as a % of revenue	18.9%	23.5%	23.0%	26.1%

Depreciation and amortization	$13,872	$13,128	$41,310	$35,825
Capital expenditures	$9,192	$10,743	$35,769	$33,239

Discovery and Safety Assessment
Revenue	$664,028	$619,463	$1,989,838	$1,755,639
Operating income	146,819	142,143	479,788	375,922
Operating income as a % of revenue	22.1%	22.9%	24.1%	21.4%
Add back:
Amortization related to acquisitions	17,749	20,039	52,980	63,253
Severance	2,001	(28)	2,001	433
Acquisition related adjustments (2)	630	(395)	3,233	(5,909)
Site consolidation costs, impairments and other items (3)	13,318	645	17,615	3,001
Total non-GAAP adjustments to operating income	$33,698	$20,261	$75,829	$60,778
Operating income, excluding non-GAAP adjustments	$180,517	$162,404	$555,617	$436,700
Non-GAAP operating income as a % of revenue	27.2%	26.2%	27.9%	24.9%

Depreciation and amortization	$44,088	$43,913	$129,662	$135,328
Capital expenditures	$41,967	$43,400	$155,477	$133,908

Manufacturing Solutions
Revenue	$175,747	$189,580	$529,533	$577,512
Operating income	26,275	31,479	52,784	140,350
Operating income as a % of revenue	15.0%	16.6%	10.0%	24.3%
Add back:
Amortization related to acquisitions	11,164	10,115	34,310	33,386
Severance	612	241	4,045	619
Acquisition related adjustments (2)	3,279	10,555	6,290	(4,191)
Site consolidation costs, impairments and other items (3)	1,700	1,741	11,312	3,681
Total non-GAAP adjustments to operating income	$16,755	$22,652	$55,957	$33,495
Operating income, excluding non-GAAP adjustments	$43,030	$54,131	$108,741	$173,845
Non-GAAP operating income as a % of revenue	24.5%	28.6%	20.5%	30.1%

Depreciation and amortization	$20,070	$17,005	$59,677	$53,487
Capital expenditures	$14,349	$18,137	$46,949	$65,396

Unallocated Corporate Overhead	$(49,918)	$(58,537)	$(165,886)	$(152,406)
Add back:
Severance	—	(193)	—	1,061
Acquisition related adjustments (2)	1,958	1,229	8,960	8,359
Total non-GAAP adjustments to operating expense	$1,958	$1,036	$8,960	$9,420
Unallocated corporate overhead, excluding non-GAAP adjustments	$(47,960)	$(57,501)	$(156,926)	$(142,986)

Total
Revenue	$1,026,623	$989,157	$3,115,933	$2,876,217
Operating income	151,502	150,976	484,339	487,165
Operating income as a % of revenue	14.8%	15.3%	15.5%	16.9%
Add back:
Amortization related to acquisitions	34,311	35,621	103,673	111,416
Severance	3,578	(90)	7,011	3,130
Acquisition related adjustments (2)	6,471	12,515	20,914	739
Site consolidation costs, impairments and other items (3)	15,018	2,386	28,927	6,682
Total non-GAAP adjustments to operating income	$59,378	$50,432	$160,525	$121,967
Operating income, excluding non-GAAP adjustments	$210,880	$201,408	$644,864	$609,132
Non-GAAP operating income as a % of revenue	20.5%	20.4%	20.7%	21.2%

Depreciation and amortization	$78,870	$74,605	$233,610	$226,325
Capital expenditures	$65,947	$72,393	$240,205	$235,709
(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.
(2)	These adjustments are related to the evaluation and integration of acquisitions, which primarily include transaction, third-party integration, and certain compensation costs, fair value adjustments associated with contingent consideration arrangments, and an adjustment related to certain indirect tax liabilities.
(3)	Other items include certain third-party legal costs related to (a) an environmental litigation related to the Microbial business and (b) investigations by the U.S. government into the NHP supply chain applicable to our Safety Assessment business.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 5
RECONCILIATION OF GAAP EARNINGS TO NON-GAAP EARNINGS (UNAUDITED)(1)
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2023	September 24, 2022	September 30, 2023	September 24, 2022

Net income attributable to common shareholders	$87,389	$96,473	$287,540	$298,816
Add back:
Non-GAAP adjustments to operating income (Refer to previous schedule)	59,378	50,432	160,525	121,967
Venture capital and strategic equity investment losses, net	7,249	(3,447)	12,404	20,068
Loss on divestitures (2)	433	—	995	—
Other (3)	—	240	495	4,205
Tax effect of non-GAAP adjustments:
Non-cash tax provision related to international financing structure (4)	1,283	1,161	3,703	3,624
Tax effect of the remaining non-GAAP adjustments	(15,271)	(10,115)	(43,929)	(30,928)
Net income attributable to common shareholders, excluding non-GAAP adjustments	$140,461	$134,744	$421,733	$417,752

Weighted average shares outstanding - Basic	51,283	50,870	51,199	50,778
Effect of dilutive securities:
Stock options, restricted stock units and performance share units	324	413	294	507
Weighted average shares outstanding - Diluted	51,607	51,283	51,493	51,285

Earnings per share attributable to common shareholders:
Basic	$1.70	$1.90	$5.62	$5.88
Diluted	$1.69	$1.88	$5.58	$5.83

Basic, excluding non-GAAP adjustments	$2.74	$2.65	$8.24	$8.23
Diluted, excluding non-GAAP adjustments	$2.72	$2.63	$8.19	$8.15
(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.
(2)	Adjustments included in 2023 relate to the gain on sale of our Avian business, which was divested in 2022.
(3)	Amount included in 2023 relates to a final adjustment on the termination of a Canadian pension plan. Amount included in 2022 relates to the sale of RMS Japan operations in October 2021 and a reversal of an indemnification asset related to a prior acquisition.
(4)	This amount relates to the recognition of deferred tax assets expected to be utilized as a result of changes to the Company's international financing structure.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 6
RECONCILIATION OF GAAP REVENUE GROWTH
TO NON-GAAP REVENUE GROWTH, ORGANIC (UNAUDITED) (1)

Three Months Ended September 30, 2023	Total CRL	RMS Segment	DSA Segment	MS Segment

Revenue growth, reported	3.8%	3.7%	7.2%	(7.3)%
Increase due to foreign exchange	(1.4)%	(0.5)%	(1.5)%	(1.7)%
Contribution from acquisitions (2)	(0.2)%	— %	(0.4)%	— %
Impact of divestitures (3)	1.9%	— %	— %	9.9%
Non-GAAP revenue growth, organic (4)	4.1%	3.2%	5.3%	0.9%

Nine Months Ended September 30, 2023	Total CRL	RMS Segment	DSA Segment	MS Segment

Revenue growth, reported	8.3%	9.9%	13.3%	(8.3)%
Decrease due to foreign exchange	0.3%	1.0%	0.1%	— %
Contribution from acquisitions (2)	(0.7)%	(2.8)%	(0.3)%	— %
Impact of divestitures (3)	2.2%	— %	— %	10.2%
Non-GAAP revenue growth, organic (4)	10.1%	8.1%	13.1%	1.9%
(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.
(2)	The contribution from acquisitions reflects only completed acquisitions.
(3)	The Company sold our Avian business on December 20, 2022. These adjustments represent the revenue from these businesses for all applicable periods in 2023 and 2022.
(4)	Organic revenue growth is defined as reported revenue growth adjusted for acquisitions, divestitures, and foreign exchange.

Contacts

Investor Contacts:
Todd Spencer
Corporate Vice President,
Investor Relations
781.222.6455
todd.spencer@crl.com

Media Contact:
Amy Cianciaruso
Corporate Vice President,
Chief Communications Officer
781.222.6168
amy.cianciaruso@crl.com